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                                                                    Exhibit 23.8






Deloitte Touche Tohmatsu                                                DELOITTE
Av. Presidente Wilson, 231-22(degree)                                   TOUCHE
20030-021 - Rio de Janeiro - RJ                                         TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br

Consent of Independent Public Accountants

As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated February 8, 2001, relating to the financial statements of Navegacao Vale do Rio Doce S.A.-DOCENAVE for the years ended December 31, 2000 and 1999 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002
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Deloitte Touche Tohmatsu                                                DELOITTE
Av. Presidente Wilson, 231-22(degree)                                   TOUCHE
20030-021 - Rio de Janeiro - RJ                                         TOHMATSU
Brasil

Telefone: (21) 524-1281
Fac-simile: (21) 220-3876
www.deloitte.com.br


Consent of Independent Public Accountants


As Independent Public Accountants, we hereby consent to the use in this Registration Statement on Form F-3 of Companhia Vale do Rio Doce of our report dated February 12, 1999, relating to the financial statements of Navegacao Vale do Rio Doce S.A. DOCENAVE for the years ended December 31, 1998 which appear in such Registration Statement.


/s/ DELOITTE TOUCHE TOHMATSU
Independent Auditors

Rio de Janeiro, Brazil, 2002